UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

PACIFIC ENTERPRISES
(Exact name of registrant as specified in its charter)

California	1-40	94-0743670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Ash Street San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

(619) 696-2020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 26, 2011, Pacific Enterprises (the “Company”) distributed a Notice of Redemption to all holders of record of the following classes of Preferred Stock providing notice that it will redeem on June 30, 2011 (the “Redemption Date”) all of the issued and outstanding shares (collectively, the “Shares”) of the Company’s:
•	$4.36 Dividend Preferred Stock (CUSIP Number 694232 307), at a redemption price of $101.00 per share plus all accrued and accumulated dividends on such share to the Redemption Date, without interest;

•	$4.40 Dividend Preferred Stock (CUSIP Number 694232 406), at a redemption price of $101.50 per share plus all accrued and accumulated dividends on such share to the Redemption Date, without interest;

•	$4.50 Dividend Preferred Stock (CUSIP Number 694232 505), at a redemption price of $100.00 per share plus all accrued and accumulated dividends on such share to the Redemption Date, without interest;

•
$4.75 Dividend Preferred Stock (CUSIP Number 694232 604), at a redemption price of $100.00 per share plus all accrued and accumulated dividends on such share to the Redemption Date, without interest; and

•
$4.75 Dividend Preferred Stock (convertible on or before October 31, 1966) (CUSIP Number 694232 703), at a redemption price of $101.00 per share plus all accrued and accumulated dividends on such share to the Redemption Date, without interest.

Such Shares constitute all of the issued and outstanding shares of Preferred Stock of the Company (collectively, the “Preferred Stock”), and each respective redemption price per share (including all accrued and accumulated dividends on such share to the Redemption Date) is referred to herein as a “Redemption Price.”  This redemption is made at the option of the Company pursuant to Section 4 of the Fourth Article of the Restated Articles of Incorporation of the Company.  The place of redemption shall be the offices of the Redemption Agent at the address specified below, and the time of redemption shall be 9:00 a.m., Eastern Daylight time, on the Redemption Date.

Dividends on the Shares shall cease to accrue on the Redemption Date.  On and after the Redemption Date, the only remaining rights of the holders of the Shares will be to receive payment of their respective Redemption Prices.

The Notice of Redemption and related materials will be mailed commencing on May 26, 2011 to holders of record of our Preferred Stock. Questions about the Notice of Redemption and related materials should be directed to the redemption agent at:

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, NY 10272-2042	By Hand or Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

or by telephone at (877) 248-6417 (toll free) or (718) 921-8317; or to Pacific Enterprises, 101 Ash Street, San Diego, California 92101, Attn: Investor Relations, telephone number (619) 696-2020. Requests for additional copies of the materials should be directed to American Stock Transfer & Trust Company, LLC.

Forward-Looking Statements

We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the date of this report.

In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “may,” “potential,” “target,” “goals,” or similar expressions, or when we discuss our strategy, plans or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include

•	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;
•
actions by the California Public Utilities Commission, California State Legislature, Federal Energy Regulatory Commission, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States;

•	capital markets conditions and inflation, interest and exchange rates;
•	energy markets, including the timing and extent of changes and volatility in commodity prices;
•	the availability of electric power, natural gas and liquefied natural gas;
•	weather conditions and conservation efforts;
•	war and terrorist attacks;
•	business, regulatory, environmental and legal decisions and requirements;
•	the status of deregulation of retail natural gas and electricity delivery;
•	the timing and success of business development efforts;
•	the resolution of litigation; and
•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described in this report and in our Annual Report on Form 10-K and other reports that we file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ENTERPRISES
                               (Registrant)

By:    /s/ Robert Schlax
Robert Schlax
Vice President, Controller and Chief Financial Officer

Date: May 26, 2011